Filed pursuant to Rule 424(b)(2)
Registration No. 333-269135

Prospectus supplement

(To Prospectus dated January 5, 2023)

$1,200,000,000

$600,000,000 5.300% Senior Notes due 2029

$600,000,000 5.700% Senior Notes due 2034

We are offering $600,000,000 aggregate principal amount of our 5.300% Senior Notes due 2029 (the “2029 Notes”) and $600,000,000 aggregate principal amount of our 5.700% Senior Notes due 2034 (the “2034 Notes” and together with the 2029 Notes, the “Notes”). The 2029 Notes will bear interest at the rate of 5.300% per year and will mature on April 1, 2029. The 2034 Notes will bear interest at a rate of 5.700% per year and will mature on April 1, 2034. Interest on each series of the Notes will be payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2024. We may redeem some or all of the Notes at any time at the redemption prices described under the caption “Description of the Notes — Optional Redemption.”

The Notes will be unsecured, unsubordinated obligations of our company and will rank equally with all of our other existing and future unsecured, unsubordinated indebtedness.

Investing in the Notes involves risks. See “Risk Factors ” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount	Proceeds to Marathon Oil Before Expenses
Per 2029 Note	99.813%	0.60%	99.213%
Total	$598,878,000	$3,600,000	$595,278,000
Per 2034 Note	99.969%	0.65%	99.319%
Total	$599,814,000	$3,900,000	$595,914,000

Interest on the Notes will accrue from March 28, 2024.

The Notes will not be listed on any securities exchange or admitted to trading on any automated quotation system. Currently, there is no public market for the Notes.

We expect to deliver the Notes to investors in registered book-entry form only through the facilities of The Depository Trust Company on or about March 28, 2024.

Joint Book-Running Managers

J.P. Morgan			Morgan Stanley
Mizuho	MUFG		SMBC Nikko
Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank	TD Securities

Co-Managers

CIBC Capital Markets	Citigroup	PNC Capital Markets LLC
Truist Securities	US Bancorp	Wells Fargo Securities

Barclays	Fifth Third Securities	Standard Chartered Bank	BNY Mellon Capital Markets, LLC

The date of this prospectus supplement is March 26, 2024.

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, the document we use to offer securities is divided into two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also updates and supplements information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus that was filed as part of the registration statement, which provides you with a general description of the securities we may offer. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Before purchasing the Notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” in this prospectus supplement.

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf, and we and the underwriters take no responsibility for any such information or representations others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in this prospectus supplement, or an offer to sell or the solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate as of any date other than the respective dates of such documents or the respective dates specified in such information, as applicable. Neither the delivery of this prospectus supplement or the accompanying prospectus or any free writing prospectus nor any sale made under this prospectus supplement or the accompanying prospectus or any free writing prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Marathon Oil Corporation or any of its subsidiaries since such dates or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus is correct as of any time subsequent to such dates.

As used in this prospectus supplement, the terms “Marathon Oil,” “the Company,” “we,” “us” and “our” may, depending upon the context, refer to Marathon Oil Corporation or to Marathon Oil Corporation and its consolidated subsidiaries taken as a whole.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements, other than statements of historical fact, that give current expectations or forecasts of future events. In addition, many forward-looking statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecast,” “future,” “guidance,” “intend,” “may,” “outlook,” “plans,” “positioned,” “projects,” “seek,” “should,” “targets,” “will,” “would” or similar words indicating that future outcomes are uncertain. While we believe that our assumptions concerning future events are reasonable, these expectations may not prove to be correct. A number of factors could cause results to differ materially from those indicated by such forward-looking statements including, but not limited to:

•	conditions in the oil and gas industry, including supply and demand levels for crude oil and condensate, natural gas liquids and natural gas and the resulting impact on price;

•	changes in expected reserve or production levels;

•

changes in political or economic conditions in the United States and Equatorial Guinea, including changes in foreign currency exchange rates, interest rates, inflation rates, and global and domestic market conditions;

•

actions taken by the members of Organization of Petroleum Exporting Countries and Russia affecting the production and pricing of crude oil and other global and domestic political, economic or diplomatic developments;

•	capital available for exploration and development;

•	risks related to our hedging activities;

•	voluntary or involuntary curtailments, delays or cancellations of certain drilling activities;

•	well production timing;

•	liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits;

•	drilling and operating risks;

•	lack of, or disruption in, access to storage capacity, pipelines or other transportation methods;

•	availability of drilling rigs, materials and labor, including the costs associated therewith;

•	difficulty in obtaining necessary approvals and permits;

•

the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases;

•	non-performance by third parties of their contractual obligations, including due to bankruptcy;

•	administrative impediments or unexpected events that may impact dividends or other distributions, and the timing thereof, from our equity method investees;

•	unforeseen hazards such as weather conditions, a health pandemic, acts of war or terrorist acts and the governmental or military response thereto;

•	the impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;

•

security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;

•

changes in safety, health, environmental, tax, currency and other regulations, or requirements or initiatives including those addressing the impact of global climate change, air emissions or water management;

•	our ability to achieve, reach or otherwise meet initiatives, plans or ambitions with respect to environmental, safety and governance matters;

•	our ability to pay dividends and make share repurchases;

•	our ability to secure increased exposure to global LNG market prices and progress on the Equatorial Guinea Gas Mega Hub;

•	impacts of the Inflation Reduction Act of 2022;

•	the risk that assets we acquire do not perform consistent with our expectations, including with respect to future production or drilling inventory;

•	other geological, operating and economic considerations; and

•

other factors discussed in Item 1. Business, Item 1A. Risk Factors, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, Item 7A. Quantitative and Qualitative Disclosures About Market Risk, and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023, and under the heading “Risk Factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the other periodic reports we file from time to time.

All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except as required by law, we undertake no obligation to revise or update any forward-looking statements as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus supplement.

Prospectus Supplement Summary

This summary highlights certain information about Marathon Oil. It is not complete and does not contain all the information that you should consider before investing in the Notes. You should carefully read this prospectus supplement, the accompanying base prospectus, any free writing prospectus prepared by us or on our behalf and the other documents incorporated by reference herein and therein to understand fully Marathon Oil, the terms of the Notes and the tax and other considerations that are important in making your investment decision. Please read “Risk Factors” and the other cautionary statements in this prospectus supplement, the accompanying base prospectus, any free writing prospectus prepared by us or on our behalf and our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, for information regarding risks you should consider before investing in the Notes.

General

Marathon Oil Corporation (NYSE: MRO) is an independent exploration and production company incorporated in 2001, focused on U.S. resource plays: Eagle Ford in Texas, Bakken in North Dakota, STACK and SCOOP in Oklahoma and Permian in New Mexico and Texas. Our U.S. assets are complemented by our international operations in Equatorial Guinea. Our corporate headquarters is located at 990 Town and Country Boulevard, Houston, Texas 77024-2217 and our telephone number is (713) 629-6600. Each of our two reportable operating segments are organized by geographic location and managed according to the nature of the products and services offered. The two segments are:

•	United States – explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas in the United States; and

•

International – explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas outside of the United States as well as produces and markets products manufactured from natural gas, such as liquefied natural gas and methanol, in Equatorial Guinea.

The Offering

This summary highlights certain information about the Notes and it is not complete. For a more complete understanding of the Notes, please read “Description of the Notes” in this prospectus supplement.

Issuer	Marathon Oil Corporation

Notes Offered	$600,000,000 aggregate principal amount of 5.300% Senior Notes due 2029.

$600,000,000 aggregate principal amount of 5.700% Senior Notes due 2034.

Maturity	The 2029 Notes will mature on April 1, 2029.

The 2034 Notes will mature on April 1, 2034.

Interest Rate	The 2029 Notes will bear interest at the rate of 5.300% per annum, accruing from March 28, 2024.

The 2034 Notes will bear interest at the rate of 5.700% per annum, accruing from March 28, 2024.

Interest Payment Dates	Interest on the each series of the Notes will be payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2024.

Ranking	Each series of Notes will constitute the unsecured and unsubordinated obligations of Marathon Oil and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. To the extent we incur secured indebtedness in the future, the Notes will be effectively subordinated to such indebtedness, to the extent of the value of the assets securing such indebtedness. As of December 31, 2023, we had approximately $5.43 billion of consolidated indebtedness outstanding (net of unamortized discount and unamortized debt issuance cost), none of which was secured. Such consolidated indebtedness outstanding includes $450 million of commercial paper.

Each series of Notes will be structurally subordinated to the liabilities of our subsidiaries, including trade payables. We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. As of December 31, 2023, our subsidiaries had no indebtedness, and approximately $2.87 billion of other liabilities, which includes trade payables, asset retirement obligations and income taxes payable.

Optional Redemption	Prior to the Applicable Par Call Date (as defined below), we may redeem the Notes of a series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the Notes”) plus (i) 20 basis points in the case of the 2029 Notes or (ii) 25 basis points in the case of the 2034 Notes less (b) interest accrued thereon to, but not including, the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Applicable Par Call Date, we may redeem the Notes of a series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Applicable Par Call Date” means (i) with respect to the 2029 Notes, March 1, 2029 (the date that is one month prior to the maturity date of the 2029 Notes) and (ii) with respect to the 2034 Notes, January 1, 2034 (the date that is three months prior to the maturity date of the 2034 Notes).

Use of Proceeds	We estimate that the net proceeds we will receive from the sale of the Notes in this offering will be approximately $1.19 billion, after deducting the underwriting discount and our expenses of the offering. We intend to use the net proceeds, together with cash on hand, to fund the repayment in full of outstanding borrowings under our term loan facility.

See “Use of Proceeds” and “Underwriting (Conflicts of Interest)”.

Certain Covenants	The indenture governing each series of the Notes limits:

•	our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens on certain of our properties as security for borrowed money;

•	our ability and the ability of our subsidiaries to enter into sale and leaseback transactions with respect to certain of our properties; and

•	our ability to merge, consolidate or transfer all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, as described under “Description of the Notes—Certain Covenants.”

Denomination and Form	We will issue each series of the Notes in the form of one or more fully registered global notes registered in the name of the nominee of

The Depository Trust Company (“DTC”). Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Except as provided under “Description of Notes—Book-Entry System”, beneficial owners will not be entitled to have any of the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders of Notes under the indenture governing the Notes. The Notes will be issued only in denominations of $1,000 and integral multiples thereof. See “Description of Notes—Book-Entry System.”

Trustee, Paying Agent and Security Registrar	The Bank of New York Mellon Trust Company, N.A. (the “Trustee”).

Additional Notes	We may, without the consent of the holders, increase the principal amount of either series of Notes in the future by issuing additional Notes of such series, on the same terms and conditions (except for the issue date, public offering price and, in some cases, first interest payment date) and with the same CUSIP number, as the respective series of Notes being offered by this prospectus supplement. If any such additional Notes are not fungible with the respective series of Notes being issued hereby for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP.

Absence of Market for the Notes	Each series of Notes is a new issue of securities with no established trading market. We currently have no intention to apply to list either series of Notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide any assurance as to the development, sustainment or liquidity of any market for either series of Notes.

Tax	Prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of each series of Notes, including the tax consequences under U.S. federal, state, local, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws. See “Material U.S. Federal Income Tax Consequences”.

Risk Factors	You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. In particular, you should evaluate the information set forth under “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether to invest in each series of Notes.

Governing Law	New York.

Conflicts of Interest	Certain of the underwriters or their affiliates are lenders under our term loan facility and, as a result of the intended use of net proceeds from the offering, together with cash on hand, to fund the repayment in full of outstanding borrowings under our term loan facility, certain of the underwriters or their affiliates may receive at least 5% of the net proceeds of the offering. The receipt of at least 5% of the net proceeds of the offering by any underwriter (or its affiliates) is considered a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). As such, the offering is being conducted in accordance with the applicable requirements of Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Because the Notes are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Risk Factors

Before making an investment in the Notes, you should consider carefully the risk factors identified in Part I, Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023. You should also carefully consider the other information set forth in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf and the documents incorporated by reference in this prospectus supplement before making an investment decision with respect to the Notes. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also materially impair our business, results of operations or financial condition, and the value of the Notes. The events discussed in the risk factors included or incorporated by reference in this prospectus supplement and the accompanying prospectus may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such case, the trading price of our securities, including the Notes, could decline and you might lose all or part of your investment.

Risks Relating to the Notes

Our financial condition is dependent on the earnings of our subsidiaries.

We are a holding company and our assets consist primarily of direct and indirect ownership interests in, and our business is conducted substantially through, our subsidiaries. We rely primarily on dividends or other distributions from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Consequently, our ability to repay our debt, including the Notes, depends on the earnings of our subsidiaries, as well as our ability to receive funds from our subsidiaries through dividends or other payments or distributions. The ability of our subsidiaries to pay dividends, repay intercompany debt or make other advances to us is subject to restrictions imposed by applicable laws (including bankruptcy laws), tax considerations and the terms of agreements governing our subsidiaries. Our foreign subsidiaries in particular may be subject to currency controls, repatriation restrictions, withholding obligations on payments to us, and other limits. If we do not receive such funds from our subsidiaries, we may be unable to pay interest or principal on the Notes when due.

Because we are a holding company, the Notes are structurally subordinated to all of the indebtedness of our subsidiaries.

The Notes are our general unsecured obligations and are not guaranteed by any of our subsidiaries. We are a legal entity separate and distinct from our subsidiaries, and holders of the Notes will be able to look only to us for payments on the Notes. In addition, because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise, and the ability of holders of the Notes to benefit indirectly from that kind of distribution, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. All obligations of our subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us. As of December 31, 2023, our subsidiaries had no indebtedness, and approximately $2.87 billion of other liabilities, which includes trade payables, asset retirement obligations and income taxes payable. We also have joint ventures and subsidiaries in which we own less than 100% of the equity so that, in addition to the structurally senior claims of creditors of those entities, the equity interests of our joint venture partners or other shareholders in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These joint ventures and less-than-wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the Notes. Accordingly, the Notes are structurally subordinated to all existing and future liabilities of our subsidiaries and all liabilities of any of our future subsidiaries.

The Notes do not restrict our ability to incur additional unsecured debt or to take other actions that could negatively impact holders of the Notes.

The indenture governing the Notes contains limited covenants. For example, neither we nor our subsidiaries are restricted under the terms of the Notes from incurring additional unsecured debt. In addition, the limited covenants applicable to the Notes do not require us or our subsidiaries to achieve or maintain any minimum financial ratios or specific levels relating to our financial position or results of operations. Further, the indenture governing the Notes does not contain provisions that would afford holders of each such series of Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction, whether or not involving a change of control. Our ability and the ability of our subsidiaries to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could adversely affect our capital structure or credit rating or have the effect of diminishing our ability to make payments on the Notes when due. In addition, neither we nor our subsidiaries are restricted by the terms of the Notes from repurchasing common stock or any subordinated indebtedness that we may incur in the future.

The Notes will be effectively junior to all secured indebtedness unless they are entitled to be equally and ratably secured.

The Notes are our senior unsecured obligations and rank equally with all our other unsecured indebtedness. The Notes will be effectively subordinated to any secured debt we may incur in the future to the extent of the value of the assets securing such debt. Although the indenture governing the Notes includes certain limitations on our ability to incur secured debt, those limits are subject to important qualifications and exceptions. If we default on the Notes, become bankrupt, liquidate or reorganize, any secured creditors could use our assets securing their debt to satisfy their secured debt before you would receive any payment on the Notes. If the value of the collateral is not sufficient to pay any secured debt in full, our secured creditors would share the value of our other assets, if any, with you and the holders of other claims against us that rank equally with the Notes. As of December 31, 2023, we had approximately $5.43 billion of consolidated indebtedness outstanding (net of unamortized discount and unamortized debt issuance cost), none of which was secured. Such consolidated indebtedness outstanding includes $450 million of commercial paper.

There is no established trading market for the Notes and you may not be able to sell the Notes.

The Notes are a new issue of securities with no established trading market. Although the underwriters may make a market in the Notes, they are not obligated to do so and any of their market making activities may be terminated or limited at any time without notice. We do not intend to apply for listing of the Notes on any securities exchange or for quotation on any automated dealer quotation system. Accordingly, we cannot assure you that any trading market for either series of the Notes will develop or be maintained, or as to the liquidity of any market that may develop for the Notes, the ability of holders of the Notes to sell their Notes or the prices at which their Notes could be sold. The liquidity of any market for the Notes will depend on the number of holders of these Notes, the interest of securities dealers in making a market in these Notes and other factors. Further, if markets were to develop, the market prices for the Notes may be adversely affected by changes in our financial performance or financial condition, changes in our credit ratings, changes in the overall market for similar securities and performance or prospects for companies in our industry.

Our credit ratings may not reflect all risks of your investment in the Notes.

The credit ratings assigned to the Notes are limited in scope and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value of the Notes and increase our corporate borrowing costs. Neither we, the Trustee nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any change in ratings.

We may redeem each series of Notes at our option, which may adversely affect your return.

As described under “Description of the Notes—Optional Redemption”, we have the right to redeem each series of Notes in whole or in part at any time at the applicable redemption price described therein. We may choose to exercise this redemption right when prevailing interest rates are relatively low. In such case, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of each series of Notes that are redeemed.

Use of Proceeds

We estimate that the net proceeds we will receive from the sale of the Notes in this offering will be approximately $1.19 billion, after deducting the underwriting discount and our expenses of the offering. We intend to use the net proceeds, together with cash on hand, to fund the repayment in full of outstanding borrowings under our term loan facility.

As of December 31, 2023, we had $1.2 billion of outstanding borrowings under our term loan facility, which matures on December 27, 2024 and bears interest at a floating rate, which was approximately 7.21% as of December 31, 2023.

Certain of the underwriters or their affiliates are lenders under our term loan facility and, as a result of the intended use of net proceeds from the offering, together with cash on hand, to fund the repayment in full of outstanding borrowings under our term loan facility, certain of the underwriters or their affiliates may receive at least 5% of the net proceeds of the offering. The receipt of at least 5% of the net proceeds of the offering by any underwriter (or its affiliates) is considered a “conflict of interest” under Rule 5121 of FINRA. As such, the offering is being conducted in accordance with the applicable requirements of Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Because the Notes are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Capitalization

The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2023:

•	on an actual basis; and

•	as adjusted to give effect to this offering and the use of the proceeds thereof described under “Use of Proceeds”.

You should read the following table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and the notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
	(Dollars in millions)
Cash and cash equivalents(1)	$155	$143
Debt
Commercial Paper(2)	450	450
Term loan facility due December 2024	1,200	—
Revolving credit facility due 2027(3)	—	—
4.400% notes due 2027	1,000	1,000
6.800% notes due 2032	550	550
6.600% notes due 2037	750	750
5.200% notes due 2045	500	500
2.100% notes due 2037	200	200
2.125% notes due 2037	200	200
2.200% notes due 2037	200	200
2.375% notes due 2037	200	200
4.050% notes due 2037	200	200
5.300% notes due 2029 offered hereby	—	600
5.700% notes due 2034 offered hereby	—	600

Total debt	5,450	5,450

Stockholders’ Equity	11,205	11,205

Total Capitalization	$16,655	$16,655

(1)

“Actual” and “As Adjusted” columns do not reflect the impact of the previously declared cash dividend of $0.11 per share of the Company’s common stock, paid on March 11, 2024 to stockholders of record on February 21, 2024.

(2)

Pursuant to our commercial paper program, we may issue unsecured notes in a maximum aggregate face amount of $2.5 billion outstanding at any time, with maturities up to 365 days from the date of issuance. Our $2.5 billion commercial paper program is backed by our $2.6 billion revolving credit facility.

(3)

Our revolving credit facility due 2027 has committed borrowing capacity of $2.6 billion, and includes an option to increase the commitment amount by up to an additional $939 million, subject to the consent of any increasing lenders.

Description of the Notes

The following description of the Notes offered by this prospectus supplement is intended to supplement, and to the extent inconsistent, to replace, the more general terms and provisions of the debt securities described in the accompanying prospectus, to which we refer you. We will issue the Notes pursuant to an officers’ certificate setting forth the specific terms applicable to the Notes. This description of the Notes is only a summary. You should read the indenture we refer to below and the Notes for more details regarding our obligations and your rights with respect to the Notes.

General

The 2029 Notes will mature on April 1, 2029. The 2034 Notes will mature on April 1, 2034. The Notes will be issued in fully registered form only in denominations of $1,000 and integral multiples of $1,000.

The 2029 Notes are initially being offered in the principal amount of $600,000,000. The 2034 Notes are initially being offered in the principal amount of $600,000,000. We may, without the consent of the holders, increase such principal amount of either series of Notes in the future by issuing additional Notes of such series, on the same terms and conditions (except for the issue date, public offering price and, in some cases, first interest payment date) and with the same CUSIP number, as the respective series of Notes being offered by this prospectus supplement. If any such additional Notes are not fungible with the respective series of Notes being issued hereby for U.S. federal income tax purposes, such additional Notes will be issued with a different CUSIP.

Interest on the 2029 Notes will accrue at the rate of 5.300% per annum and will be payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2024, to the persons in whose names the Notes are registered at the close of business on March 15 and September 15 preceding the respective interest payment dates, except that interest payable at maturity shall be paid to the same persons to whom principal of the 2029 Notes is payable.

Interest on the 2034 Notes will accrue at the rate of 5.700% per annum and will be payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2024, to the persons in whose names the Notes are registered at the close of business on March 15 and September 15 preceding the respective interest payment dates, except that interest payable at maturity shall be paid to the same persons to whom principal of the 2034 Notes is payable.

Interest on the Notes shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from March 28, 2024. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months. The Notes will be issued under an indenture dated as of February 26, 2002, between the Trustee and us.

Optional Redemption

Prior to the Applicable Par Call Date, we may redeem the Notes of a series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes of such series matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 20 basis points in the case of the 2029 Notes or (ii) 25 basis points in the case of the 2034 Notes less (b) interest accrued thereon to, but not including, the date of redemption, and

(2) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Applicable Par Call Date, we may redeem the Notes of a series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Applicable Par Call Date” means (i) with respect to the 2029 Notes, March 1, 2029 (the date that is one month prior to the maturity date of the 2029 Notes) and (ii) with respect to the 2034 Notes, January 1, 2034 (the date that is three months prior to the maturity date of the 2034 Notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of redemption will be sent at least 10 but not more than 60 days before the redemption date to each holder of record of the applicable series of Notes to be redeemed at its registered address. The notice of redemption for the applicable series of Notes will state, among other things, the series and amount of such Notes to be redeemed, the redemption date, the redemption price (or method of calculation of such redemption price if such redemption price is not then determinable) and the place or places that payment will be made upon presentation and surrender of such Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption. If fewer than all of the Notes of the applicable series are to be redeemed at any time, then, not more than 60 days prior to the redemption date, the particular portions of the Notes for redemption from the outstanding Notes of the applicable series not previously called shall be selected in accordance with DTC procedures.

The calculation or determination of the redemption price shall be made by us or on our behalf by such person as we shall designate. For the avoidance of doubt, the calculation or determination of the redemption price shall not be the obligation or responsibility of the Trustee or paying agent.

Sinking Fund

There is no provision for a sinking fund for either series of Notes.

Ranking

Each series of Notes will constitute the unsecured and unsubordinated obligations of Marathon Oil and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness. To the extent we incur secured indebtedness in the future, the Notes will be effectively subordinated to such indebtedness, to the extent of the value of the assets securing such indebtedness.

As of December 31, 2023, as adjusted to give effect to the issuance of the Notes and the use of proceeds as described under “Use of Proceeds”, we would have had an aggregate of approximately $5.45 billion of consolidated indebtedness, none of which was secured. Such consolidated indebtedness outstanding includes $450 million of commercial paper.

We derive substantially all of our operating income from, and hold substantially all of our assets through, our subsidiaries. Each series of Notes will be structurally subordinated to the liabilities of our subsidiaries, including trade payables. For a discussion of our holding company structure and our ability to obtain distributions of earnings and cash flows from our subsidiaries, see “Description of Debt Securities — General” in the accompanying prospectus and “Risk Factors” beginning on page S-9 of this prospectus supplement.

As of December 31, 2023, our subsidiaries had no indebtedness, and approximately $2.87 billion of other liabilities, which includes trade payables, asset retirement obligations and income taxes payable.

Certain Covenants

Certain covenants in the indenture governing each series of the Notes limits:

•	our ability and the ability of our subsidiaries to create or permit to exist mortgages and other liens as security for borrowed money or certain of our properties;

•	our ability and the ability of our subsidiaries to enter into sale and leaseback transactions with respect to certain of our properties; and

•	our ability to merge, consolidate or transfer all or substantially all of our assets.

The officers’ certificate with respect to each series of Notes will modify the covenant regarding the creation of mortgages and other liens to state that Marathon Oil may, and may permit its subsidiaries to, grant mortgages or incur liens on property covered by the restriction described in “Description of Debt Securities — Restrictive Covenants Under the Senior Indenture — Creation of Certain Liens” in the accompanying prospectus as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described in “Description of Debt Securities — Restrictive Covenants Under the Senior Indenture — Limitations on Certain Sale and Leaseback Transactions” in the accompanying prospectus, does not, at the time such mortgage or lien is granted, exceed the greater of (i) 15% of our “Consolidated Net Tangible Assets,” as such term is defined in the indenture and (ii) $3.0 billion.

For a description of these covenants, except as modified herein, see “Description of Debt Securities — Restrictive Covenants Under the Senior Indenture” and “Description of Debt Securities — Merger, Consolidation and Sale of Assets” in the accompanying prospectus.

Defeasance and Discharge

The satisfaction and discharge provisions and the legal defeasance and covenant defeasance provisions of the Indenture described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance Under the Senior Indenture” in the accompanying prospectus will apply to the Notes, except that the officers’ certificate with respect to each series of Notes will modify the satisfaction and discharge provisions to permit us to satisfy and discharge the Indenture with respect to such series of Notes if all Notes of such series have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and we deposit an amount of (a) money in an amount (in U.S. dollars), (b) U.S. Government Obligations (as defined in the Indenture) that will provide money in an amount (in U.S. dollars), or (c) a combination thereof, in each case sufficient to pay the principal of and premium, if any, and interest on such Notes to the date of maturity or redemption (rather than permitting us to satisfy and discharge the Indenture in such circumstances solely through the deposit of cash, and not U.S. Government Obligations).

Book-Entry System

We will issue each series of Notes in the form of one or more fully registered global notes (each, a “global note”) initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor. Unless and until definitive Notes are issued, all references to actions by holders of the Notes issued in global form refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to the holders refer to payments and notices to the nominee of DTC as the registered holder of the offered Notes.

DTC has advised us and the underwriters as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•

DTC holds securities for its participating organizations, referred to as “direct participants,” and facilitates the clearance and settlement of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•

Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others, referred to as “indirect participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on DTC’s website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering material, unless such information is otherwise specifically incorporated by reference into this prospectus supplement.

Purchases of the Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes in DTC’s records. The ownership interest of each actual purchaser of the Notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by direct participants are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee does not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.

So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the Notes for all purposes under the indenture. Except as provided below, beneficial owners will not be entitled to have any of the Notes registered in their names, will not receive or be entitled to receive physical delivery of the Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to either series of Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the applicable series of Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to either series of Notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under those circumstances, in the event that a successor securities depositary is not obtained, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such series of Notes.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for its accuracy.

Neither Marathon Oil, the Trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the applicable series of Notes, or payments to, or the providing of notice to direct participants or beneficial owners.

So long as a series of Notes are in DTC’s book-entry system, secondary market trading activity in such series of Notes will settle in immediately available funds. We will make all applicable payments on such series of Notes issued as global notes in immediately available funds.

See “Description of Debt Securities” in the accompanying prospectus for additional information concerning the Notes, the indenture and the book-entry system.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes.

This discussion is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to beneficial owners of the Notes purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the effects of section 451(b) of the Code conforming the timing of certain income accruals to certain financial statements. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	persons that hold any outstanding amounts under our term loan facility;

•	U.S. expatriates and former citizens or long-term residents of the United States or entities covered by the anti-inversion rules of the Code;

•	persons subject to the alternative minimum tax or the base erosion and anti-abuse rules;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, thrifts, insurance companies and other financial institutions;

•	real estate investment trusts or regulated investment companies;

•	brokers, dealers or traders in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax or investors in such entities that hold the Notes;

•

S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes, and other pass-through entities (and shareholders, partners, or other investors therein);

•	tax-exempt organizations or governmental organizations; and

•	persons deemed to sell the Notes under the constructive sale provisions of the Code.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Certain Contingencies

In certain circumstances, we may become obligated to make payments on the Notes in excess of stated interest and principal. The obligation to make these payments may implicate Treasury Regulations relating to “contingent payment debt instruments.” However, the contingent payment debt instrument rules should not apply to the Notes if (i) there is only a remote likelihood that any contingency causing such payments will occur, (ii) such payments, in the aggregate, are considered incidental, or (iii) there is a single payment schedule that is significantly more likely than not to occur.

In certain circumstances, we may redeem at our option Notes for various redemption amounts that depend upon the specific circumstances related to the particular redemption (as described above under “Description of Notes—Optional Redemption”). Although the issue is not free from doubt, we intend to take the position that the possibility of such event does not result in the Notes being treated as contingent payment debt instruments. Our treatment of the Notes will be binding on all holders of the Notes, other than any such holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Notes were acquired. Our treatment of the Notes is not binding on the IRS or the courts, which may take a contrary position. If the Notes were deemed to be subject to the contingent payment debt instrument rules, the holder of such Notes would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of such note, with adjustments to such accruals when any payments are made that differ from the payments calculated based on the assumed yield. Accordingly, a holder of the Notes might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat any gain recognized on the sale or other disposition of such note as ordinary income rather than as capital gain. Potential holders of the Notes are urged to consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes the Notes will not be treated as contingent payment debt instruments.

Tax Consequences Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Interest

Interest on a Note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.

If the Notes are issued for an amount less than the principal amount, and the difference is more than a “de minimis” amount (specifically, the de minimis amount is less than 0.25% of the principal amount of the Notes multiplied by the number of complete years to maturity), a U.S. Holder will be required to include the difference in income as original issue discount. It is anticipated, and this discussion assumes, that the Notes will be issued at par or at a discount that is less than a “de minimis” amount for U.S. federal income tax purposes.

Sale or Other Taxable Disposition

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note. The amount of such gain or loss will equal the difference between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a Note or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences Applicable to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussion of backup withholding and FATCA below, interest paid on a Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United

States (or, if an applicable income tax treaty so requires, such income is not attributable to the Non-U.S. Holder’s permanent establishment or fixed base within the United States) will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•

the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of section 881(c)(3)(B) of the Code and the Treasury Regulations thereunder;

•	the Non-U.S. Holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•

either (1) the Non-U.S. Holder certifies on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or applicable successor form, provided to the applicable withholding agent under penalties of perjury, that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds the Note on behalf of the Non-U.S. Holder (and holds customers’ securities in the ordinary course of its trade or business) certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder the certification referred to in clause (1) and furnishes to us a copy thereof;; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) provided that such qualified intermediary has entered into a withholding agreement with the IRS and certain conditions are satisfied.

If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.

If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a Note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition

Subject to the discussion of backup withholding and FATCA below, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note (such amount excludes any amount allocable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “Payments of Interest”) unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of interest will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a Note. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of a Note, the IRS issued proposed Treasury Regulations that eliminate FATCA withholding on payments of gross proceeds (but not on payments of interest). Pursuant to the preamble to the proposed Treasury Regulations, we and any withholding agent may (but are not required to) rely on this proposed change to FATCA withholding until the final Treasury Regulations are issued or the proposed Treasury Regulations are withdrawn. If we (or an applicable withholding agent) determine that withholding is appropriate with respect to the Notes, we (or such agent) will withhold tax at the applicable statutory rate, and such withheld amount will be treated as a payment of cash to the Holder and will reduce the amount of cash to which such holder would otherwise be entitled. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

The U.S. federal income tax consequences set forth above are included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Notes, including the tax consequences under state, local, U.S. federal non-income, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting (Conflicts of Interest)

J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of 2029 Notes	Principal Amount of 2034 Notes
Morgan Stanley & Co. LLC	$90,000,000	$90,000,000
J.P. Morgan Securities LLC	88,500,000	88,500,000
Mizuho Securities USA LLC	45,000,000	45,000,000
MUFG Securities Americas Inc.	45,000,000	45,000,000
SMBC Nikko Securities America, Inc.	45,000,000	45,000,000
Goldman Sachs & Co. LLC .	36,000,000	36,000,000
RBC Capital Markets, LLC	36,000,000	36,000,000
Scotia Capital (USA) Inc.	36,000,000	36,000,000
TD Securities (USA) LLC	36,000,000	36,000,000
CIBC World Markets Corp.	18,000,000	18,000,000
Citigroup Global Markets Inc.	18,000,000	18,000,000
PNC Capital Markets LLC	18,000,000	18,000,000
Truist Securities, Inc.	18,000,000	18,000,000
U.S. Bancorp Investments, Inc.	18,000,000	18,000,000
Wells Fargo Securities, LLC	18,000,000	18,000,000
Barclays Capital Inc.	8,625,000	8,625,000
Fifth Third Securities, Inc.	8,625,000	8,625,000
Standard Chartered Bank	8,625,000	8,625,000
BNY Mellon Capital Markets, LLC	8,625,000	8,625,000
Total	$600,000,000	$600,000,000

Under the terms and conditions of the underwriting agreement, if the underwriters purchase any of the Notes, then the underwriters are obligated to purchase all of the Notes.

Each series of the Notes is a new issue of securities with no established trading market and will not be listed on any national securities exchange or admitted to trading on any automated quotation system. The underwriters have advised us that they intend to make a market for the Notes, but they have no obligation to do so and may discontinue market making at any time without providing notice. No assurance can be given as to the development, sustainment or liquidity of any trading market for either series of the Notes.

The underwriters propose to offer some of the Notes of each series directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the Notes of each series to dealers at the public offering price less a concession not to exceed 0.35% of the principal amount of the 2029 Notes and not to exceed 0.40% of the principal amount of the 2034 Notes. The underwriters may allow, and dealers may reallow a concession to certain other dealers not to exceed 0.20% of the principal amount of the 2029 Notes and 0.25% of the principal amount of the 2034 Notes. After the initial offering of the Notes to the public, the representatives may change the public offering prices and concessions.

Standard Chartered Bank will not effect any offers or sales of any Notes in the United States unless it is through one or more U.S. registered broker-dealers as permitted by the regulations of FINRA.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (with per Note discounts expressed as a percentage of the principal amount of the applicable series of Notes):

Paid by Marathon Oil
Per 2029 Note	0.60%
Per 2034 Note	0.65%
Total	$7,500,000

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. The underwriters are not required to engage in any of these activities, and if these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of each series of Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

We estimate that our total expenses for this offering, not including the underwriting discount, will be approximately $3.59 million.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We have agreed that we will not, during the period beginning on the date of this prospectus supplement and continuing to and including the business day following the date of the issuance of the Notes, offer, sell, contract to sell or otherwise dispose of any of our debt securities or any of our debt securities guaranteed by us which are substantially similar to the Notes; provided, however, for the avoidance of doubt, the foregoing restrictions shall not restrict issuances under the Company’s existing commercial paper program.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, consulting, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, certain of the underwriters or their respective affiliates are administrative agents, documentation agents, syndication agents, issuing banks, arrangers, bookrunners and/or lenders under our credit facilities, and an affiliate of an underwriter will act as Trustee for the Notes. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders under our term loan facility and, as a result of the intended use of net proceeds from the offering, together with cash on hand, to fund the repayment in full of outstanding borrowings under our term loan facility, certain of the underwriters or their affiliates may receive at least 5% of the net proceeds of the offering. The receipt of at least 5% of the net proceeds of the offering by any underwriter (or its affiliates) is considered a “conflict of interest” under Rule 5121 of FINRA. As such, the offering is being conducted in accordance with the applicable requirements of Rule 5121. Rule 5121 requires prominent disclosure of the nature of the conflict of interest in the prospectus supplement for the public offering. Because the Notes are rated investment grade, pursuant to Rule 5121, the appointment of a qualified independent underwriter is not necessary. Underwriters subject to Rule 5121 will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer. See “Use of Proceeds.”

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive

(EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, nor the Company nor the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the Notes will not benefit from protection or supervision by such authority.

Notice to Prospective Investors in Hong Kong

The Notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Notes has been or may be issued or has been or may be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re- offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than:

(i)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(ii)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(iii)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(iv)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(v)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(vi)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(vii)	where no consideration is or will be given for the transfer;

(viii)	where the transfer is by operation of law;

(ix)	as specified in Section 276(7) of the SFA; or

(x)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

(xi)

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (“CMP”), unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the United Arab Emirates

The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not

intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Taiwan

The Notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the Notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The Notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the Notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Notice to Prospective Investors in Australia

No placement document, offering memorandum, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act. The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are Professional Clients (as such term is defined under Rule 2.3.4 of the Conduct of Business Module of the DFSA), or (c) are persons to whom an invitation or inducement to: (a) enter into an agreement in relation to the provision of a financial services or (b) exercise any rights conferred by a financial product or acquire, dispose of, underwrite or convert a financial product (within the meaning of Article 41A of the Regulatory Law) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Notes offered should conduct their own due diligence on the Notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Korea

The Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The Notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Notes. By the purchase of the Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Notes pursuant to the applicable laws and regulations of Korea.

Notice to Prospective Investors in Italy

The offering of the Notes has not been registered with the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes be distributed in the Republic of Italy (“Italy”), except: (i) to qualified investors (investitori qualificati), pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Consolidated Financial Services Act”) and Article 34-ter, paragraph 1, letter (b) of CONSOB regulation No. 11971 of May 14, 1999 (the “CONSOB Regulation”), all as amended; or (ii) in any other circumstances where an express exemption from compliance with the restrictions on offers to the public applies, as provided under Article 100 of the Consolidated Financial Services Act and Article 34-ter of the CONSOB Regulation. Moreover, and subject to the foregoing, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement, the accompanying prospectus, or any other document relating to the Notes in Italy under (i) or (ii) above must be: (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Consolidated Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”), CONSOB Regulation No. 20307 of February 15, 2018, all as amended; (ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the offering or issue of securities in Italy; and (iii) in compliance with any securities, tax, exchange control and any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time, inter alia, by CONSOB or the Bank of Italy. Any investor purchasing the Notes in the offering is solely responsible for ensuring that any offer or resale of the Notes it purchased in the offering occurs in compliance with applicable Italian laws and regulations.

Legal Matters

Kirkland & Ellis LLP, Houston, Texas, will pass on the validity of the Notes offered in this prospectus supplement. The underwriters are being represented in connection with the offering by Cravath, Swaine & Moore LLP, New York, New York.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information regarding estimates of quantities of oil and natural gas reserves of Marathon Oil Corporation included in the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2023, was audited in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., independent petroleum consultants. We have incorporated such information in this prospectus supplement by reference to such Annual Report on Form 10-K in reliance on the authority of each such firm as experts in such matters.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also maintain a website at www.marathonoil.com. You may access our annual, quarterly and current reports, proxy statements and other information, in each case filed or furnished with the SEC, free of charge at our website as soon as reasonably practicable after this material is electronically filed with, or furnished to, the SEC. The information contained on our website or the SEC’s website is not incorporated by reference into this prospectus supplement, the accompanying prospectus or any other offering material, unless such information is otherwise specifically incorporated by reference into this prospectus supplement as set forth below.

This prospectus supplement and the accompanying prospectus form part of a registration statement we have filed with the SEC relating to, among other things, the Notes. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Notes. The statements this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus and is deemed to be part of this prospectus supplement, except to the extent superseded by information contained herein or information contained in documents we file or furnish to the SEC after the date hereof. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the Notes are sold:

•	our Annual Report on Form 10-K for the year ended December 31, 2023;

•	our Current Report on Form 8-K, filed with the SEC on March 1, 2024; and

•

the portions of our definitive proxy statement on Schedule 14A filed on April 12, 2023, that are specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 after the date of this prospectus supplement until all of the Notes offered by this prospectus supplement have been issued as described in this prospectus supplement. Information that we later provide to the SEC, and that is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may update or replace information in this prospectus supplement and the accompanying base prospectus and information previously filed with the SEC. We are not incorporating by reference any information deemed “furnished” rather than “filed”, including information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

Marathon Oil Corporation

990 Town and Country Boulevard

Houston, Texas 77024-2217 Attention: Corporate Secretary

Telephone: (713) 629-6600

Prospectus

Marathon Oil Corporation

990 Town and Country Boulevard,

Houston, Texas 77024-2217

(713) 629-6600

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

The Offering

We may offer from time to time the following securities (collectively, the “securities”):

•  senior debt securities;

•  subordinated debt securities;

•  common stock;

•  preferred stock;

•  warrants;

•  stock purchase contracts; and

•  stock purchase units.

Our common stock is listed on the New York Stock Exchange under the symbol “MRO.”

Investing in our securities involves risks that are referenced in the “Risk Factors” section on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 5, 2023.

i

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

The Company

Marathon Oil Corporation, a Delaware corporation (“Marathon Oil”) (NYSE: MRO), is an independent exploration and production company incorporated in 2001, focused on U.S. resource plays: Eagle Ford in Texas, Bakken in North Dakota, Sooner Trend, Anadarko, South Central Oklahoma Oil Province and Canadian and Kingfisher counties in Oklahoma and Northern Delaware in New Mexico. Our U.S. assets are complemented by our international operations in Equatorial Guinea. Each of our two reportable operating segments are organized by geographic location and managed according to the nature of the products and services offered. The two segments are:

•	United States—explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas in the United States; and

•

International—explores for, produces and markets crude oil and condensate, natural gas liquids and natural gas outside of the United States and produces and markets products manufactured from natural gas, such as liquefied natural gas and methanol, in Equatorial Guinea.

In this prospectus, we refer to Marathon Oil, its wholly owned and majority owned subsidiaries and its ownership interests in equity affiliates as “we” or “us,” unless we specifically state otherwise or the context indicates otherwise. Our principal executive offices are located at 990 Town and Country Boulevard, Houston, Texas 77024-2217, and our telephone number at that location is (713) 629-6600.

Risk Factors

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement, and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference in this prospectus, before making an investment decision. For more information, see “Where You Can Find More Information.”

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our website is www.marathonoil.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and other reports and filings with the SEC are available free of charge on our website as soon as reasonably practicable after the reports are filed or furnished with the SEC. Information contained on our website is not incorporated into this prospectus or our other securities filings. Our filings are also available in hard copy, free of charge, by contacting us at the address or telephone number below. Additionally, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such current report. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2022, June 30, 2022 and September 30, 2022;

•

our Current Reports on Form 8-K filed with the SEC on February 22, 2022, February 28, 2022, March  11, 2022, May 31, 2022, August  2, 2022, October 31, 2022, November 7, 2022, November 29, 2022 and January 3, 2023; and

•	the description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2021.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to or telephoning us at the following address:

Marathon Oil Corporation

990 Town and Country Boulevard,

Houston, Texas 77024-2217

Attention: Corporate Secretary

Telephone: (713) 629-6600

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, the prospectus supplement or any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

Forward-Looking Statements

This prospectus, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These statements, other than statements of historical fact, that give current expectations or forecasts of future events, including without limitation: our operational, financial and growth strategies, including drilling plans and projects, planned wells, rig count, inventory, seismic, exploration plans, maintenance activities, drilling and completion improvements, cost reductions, and financial flexibility; our ability to successfully effect those strategies and the expected timing and results thereof; our capital program and the planned allocation thereof; planned capital expenditures and the impact thereof; expectations regarding future economic and market conditions and their effects on us; our ability and strategies to manage the volatile commodity price environment; our financial and operational outlook, and ability to fulfill that outlook; our financial position, balance sheet, liquidity, capital resources, future debt retirement, and the benefits thereof; resource and asset quality and potential; reserve estimates; growth expectations; and future production and sales expectations, and the drivers thereof. In addition many forward-looking statements may be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “targets,” “plans,” “projects,” “could,” “may,” “should,” “would” or other similar words indicating that future outcomes are uncertain; however, the absence of these words does not mean that the statements are not forward-looking. While we believe that our assumptions concerning future events are reasonable, we can give no assurance that these expectations will prove to be correct. A number of factors could cause results to differ materially from those indicated by such forward-looking statements including, but not limited to:

•	conditions in the oil and gas industry, including pricing and supply/demand levels for crude oil and condensate, natural gas liquids and natural gas;

•	changes in expected reserve or production levels;

•

changes in political or economic conditions in the jurisdictions in which we operate, including changes in foreign currency exchange rates, interest rates, inflation rates, and global and domestic market conditions;

•

actions taken by the members of the Organization of the Petroleum Exporting Countries and Russia affecting the production and pricing of crude oil, and other global and domestic political, economic or diplomatic developments;

•	risks relating to our hedging activities;

•	voluntary and involuntary curtailments, delays or cancellations of certain drilling activities;

•	liabilities or corrective actions resulting from litigation, other proceedings and investigations or alleged violations of law or permits;

•	capital available for exploration and development;

•	the inability of any party to satisfy closing conditions with respect to our asset acquisitions and dispositions;

•	delays in execution or challenges to our ability to complete our announced acquisitions on the timelines currently anticipated, if at all;

•	drilling and operational risks;

•	lack of, or disruption in, access to storage capacity, pipelines or other transportation methods;

•	well production timing;

•	availability of drilling rigs, materials and labor, including the costs associated therewith;

•	difficulty in obtaining necessary approvals and permits;

•

the availability, cost, terms and timing of issuance or execution of, competition for, and challenges to, mineral licenses and leases and governmental and other permits and rights-of-way, and our ability to retain mineral licenses and leases;

•	non-performance by third parties of their contractual or legal obligations, including due to bankruptcy;

•	unexpected events that may impact distributions from our equity method investees;

•	changes in our credit ratings;

•	unforeseen hazards such as weather conditions, a health pandemic (including COVID-19), acts of war or terrorist acts and the governmental or military response thereto;

•	shortages of key personnel, including employees, contractors and subcontractors;

•

security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or breaches of the information technology systems, facilities and infrastructure of third parties with which we transact business;

•

changes in safety, health, environmental, tax and other regulations or other requirements or initiatives, including those addressing the impact of global climate change, air emissions or water management;

•	other geological, operating and economic considerations; and

•

the risk factors, forward-looking statements and challenges and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2021, Quarterly Reports on Form 10-Q and other filings with the SEC.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

Use of Proceeds

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including repayment or refinancing of debt and funding for acquisitions, working capital requirements, capital expenditures and repurchases and redemptions of securities. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Description of Debt Securities

The debt securities this prospectus covers will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We expect to issue senior debt securities under a senior indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee, and we expect to issue subordinated debt securities under a subordinated indenture dated as of February 26, 2002, between Marathon Oil and The Bank of New York Mellon Trust Company, N. A. (as successor to JPMorgan Chase Bank), as trustee. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.”

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you. We have filed the indentures with the SEC as exhibits to the registration statement, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

The following description primarily relates to senior debt securities that we may issue under the senior indenture. We have summarized some of the provisions of the subordinated indenture below under the caption “—Subordinated Debt Securities.” If we offer subordinated debt securities, we will provide more specific terms in the related prospectus supplement. In this summary description of the debt securities, all references to “Marathon Oil,” “we” or “us” mean Marathon Oil Corporation only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. Neither indenture limits the amount of debt we may issue under the indentures, and neither limits the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit their ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount.

Terms

The prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities and the price at which the debt securities will be issued;

•	the person or entity to whom any interest will be payable, if that person or entity is not the registered owner of the debt securities;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the rates, which may be fixed or variable, per annum at which the debt securities will bear interest, if any, and the date or dates from which any interest will accrue;

•	the dates on which the interest, if any, on the debt securities will be payable, and the regular record dates for the interest payment dates or the method for determining those dates;

•	the place or places where payments on the debt securities will be payable;

•	the terms and conditions on which the debt securities may, under any optional or mandatory redemption provisions, be redeemed;

•	any mandatory or optional sinking fund or similar provisions or provisions for mandatory redemption or purchase at the option of the holder;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

•	any index, formula or other method used to determine the amount of payment of principal of or any premium or interest on the debt securities;

•	if other than the currency of the United States of America, the currency of payment of principal of or any premium or interest on the debt securities;

•

if, at our election or the election of the holder, the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions on which that election is to be made and the amount so payable;

•

if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

•	if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

•

any terms on which the debt securities may be convertible into or exchanged for our securities or indebtedness of any kind or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

•	the applicability of the defeasance provisions described below under “—Satisfaction and Discharge; Defeasance Under the Senior Indenture,” and any conditions under which those provisions will apply;

•	if the debt securities will be issuable only in the form of a global security as described below under “—Book-entry Debt Securities,” the depositary for the debt securities;

•	any changes in or additions to the events of default or covenants this prospectus describes;

•	the payment of any additional amounts with respect to the debt securities; and

•	any other terms of the debt securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants Under the Senior Indenture

We have agreed to two principal restrictions on our activities for the benefit of holders of the senior debt securities. The restrictive covenants summarized below will apply to a series of senior debt securities (unless waived or amended) as long as any of those senior debt securities are outstanding, unless the prospectus supplement for the series states otherwise.

Creation of Certain Liens

If we or any of our subsidiaries mortgages or encumbers as security for money borrowed any property capable of producing oil or gas which (1) is located in the United States and (2) is determined to be a principal property by our board of directors in its discretion, we will, or will cause such subsidiary to, secure each series of senior debt equally and ratably with all obligations secured by the mortgage then being given. This covenant will not apply in the case of any mortgage:

•	existing on the date of the senior indenture;

•	incurred in connection with the acquisition or construction of any property;

•	previously existing on acquired property or existing on the property of any entity when it becomes a subsidiary of ours;

•	in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure payments to us under the provisions of any contract or statute;

•

in favor of the United States, any state, or any agency, department, political subdivision or other instrumentality of either, to secure borrowings for the purchase or construction of the property mortgaged;

•

in connection with a sale or other transfer of (1) oil, gas or other minerals in place for a period of time until, or in an amount such that, the purchase will realize a specified amount of money or a specified amount of minerals or (2) any interest of the character commonly referred to as an “oil payment” or a “production payment”;

•	to secure the cost of the repair, construction, improvement, alteration, exploration, development or drilling of all or part of a principal property;

•

on any pipeline, gathering system, pumping or compressor station, pipeline storage facility, other pipeline facility, drilling equipment, drilling platform, drilling barge, any movable railway, marine or automotive equipment, gas plant, office building, storage tank or warehouse facility, any of which is located at or on any such principal property;

•	on any equipment or other personal property used in connection with any such principal property;

•	arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead; or

•	that is a renewal of or substitution for any mortgage permitted under any of the provisions described in the preceding clauses.

In addition, we may, and may permit our subsidiaries to, grant mortgages or incur liens on property covered by the restriction described above as long as the net book value of the property so encumbered, together with all property subject to the restriction on sale and leaseback transactions described below, does not, at the time such mortgage or lien is granted, exceed 10% of our “Consolidated Net Tangible Assets,” which the senior indenture defines to mean the aggregate value of all assets of us and our subsidiaries after deducting, as determined in conformity with generally accepted accounting principles and calculated on a basis consistent with our most recent audited consolidated financial statements:

•	all current liabilities, excluding all long-term debt due within one year;

•	all investments in unconsolidated subsidiaries and all investments accounted for on the equity basis; and

•	all goodwill, patents and trademarks, unamortized debt discount and other similar intangibles.

Limitations on Certain Sale and Leaseback Transactions

We and our subsidiaries are generally prohibited from selling and leasing back the principal properties described above under “—Creation of Certain Liens.” However, this covenant will not apply if:

•	the lease is an intercompany lease between us and one of our subsidiaries or between any of our subsidiaries;

•	the lease is for a temporary period by the end of which it is intended that the use of the leased property by the lessee will be discontinued;

•

we or a subsidiary of ours could mortgage the property without equally and ratably securing the senior debt securities under the covenant described above under the caption “—Creation of Certain Liens”;

•

the transfer is incident to or necessary to effect any operating, farm-out, farm-in, unitization, acreage exchange, acreage contribution, bottom-hole or dry-hole arrangement or pooling agreement or other agreement of the same general nature relating to the acquisition, exploration, maintenance, development or operation of oil and gas properties in the ordinary course of business or as required by any regulatory agency having jurisdiction over the property; or

•

we promptly inform the trustee of the sale, the net proceeds of the sale are at least equal to the fair value of the property and within 180 days of the sale the net proceeds are applied to the retirement or in-substance defeasance of our funded debt (subject to reduction, under circumstances the senior indenture specifies).

Merger, Consolidation and Sale of Assets

The senior indenture provides that we may not merge or consolidate with any other entity or sell or convey all or substantially all our assets except as follows:

•

we are the continuing corporation or the successor entity (if other than us) is a corporation or other entity organized under the laws of the United States or any state thereof that expressly assumes our obligations under the senior indenture and the outstanding senior debt securities; and

•	immediately after the merger, consolidation, sale or conveyance, no event of default under the senior indenture shall have occurred and be continuing.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.

Events of Default Under the Senior Indenture

The senior indenture defines an event of default with respect to the senior debt securities of any series as being:

(1)	our failure to pay interest on any senior debt security of that series when due, continuing for 30 days;

(2)	our failure to pay the principal of or premium on any senior debt security of that series when due and payable;

(3)	our failure to deposit any sinking fund payment when due by the terms of the senior debt securities of that series;

(4)

our failure to perform under any other covenant or warranty applicable to the senior debt securities of that series and not specifically dealt with in the definition of “event of default” for a period of 90 days after written notice to us of that failure;

(5)	specified events of bankruptcy, insolvency or reorganization; or

(6)	any other event of default provided with respect to the senior debt securities of that series.

The trustee is required to give holders of the senior debt securities of any series written notice of a default with respect to that series as provided by the Trust Indenture Act. In the case of any default of the character described above in clause (4) of the immediately preceding paragraph, no such notice to holders must be given until at least 60 days after the occurrence of that default.

We are required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have any knowledge of any default by us in our performance and observance of any terms, provisions and conditions of the senior indenture.

In case an event of default (other than an event of default involving an event of bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to any series, the trustee or the holders of not less than 25% in principal amount of the senior debt securities of that series then outstanding may declare the principal amount of those senior debt securities (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) to be due and payable. If an event of default relating to any event of bankruptcy, insolvency or reorganization occurs, the principal of all the senior debt securities then outstanding (or, in the case of any senior debt securities we issue at an original issue discount, the portion of such principal amount that we will specify in the applicable prospectus supplement) will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding senior debt securities of any series affected by the default may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default may give rise to cross defaults on our other indebtedness.

Any past default with respect to a series of senior debt securities may be waived on behalf of all holders of those senior debt securities by at least a majority in principal amount of the holders of the outstanding senior debt securities of that series, except a default:

•	in the payment of principal of or any premium or interest on any senior debt security of that series; or

•	respecting a covenant or provision that cannot be modified without the consent of the holder of each outstanding senior debt security of that series.

Any default that is so waived will cease to exist and any event of default arising from that default will be deemed to be cured for every purpose under the senior indenture, but no such waiver will extend to any subsequent or other default or impair any right arising from a subsequent or other default.

A holder of a senior debt security of any series will be able to pursue any remedy under the senior indenture only if:

•	the holder has given prior written notice to the trustee of a continuing event of default with respect to the senior debt securities of that series;

•

the holders of at least 25% in principal amount of the outstanding senior debt securities of that series have made a written request to the trustee to institute proceedings with respect to the event of default;

•	the holders making the request have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with the request;

•	the trustee for 60 days after its receipt of the notice, request and offer of indemnity has failed to institute any such proceeding; and

•	during that 60-day period, the holders of a majority in principal amount of the senior debt securities of that series do not give the trustee a direction inconsistent with the request.

Holders of senior debt securities, however, are entitled at any time to bring a lawsuit for the payment of principal and interest due on their debt securities on or after its due date. It is intended that rights provided for holders under the senior indenture are for the equal and ratable benefit of all such holders.

Modification of the Senior Indenture

We and the trustee may modify the senior indenture without the consent of the holders of the senior debt securities for one or more of the following purposes:

•	to evidence the succession of another person to us;

•	to add to covenants for the benefit of the holders of senior debt securities or to surrender any right or power conferred on us by the senior indenture;

•	to add additional events of default for the benefit of holders of all or any series of senior debt securities;

•	to add or change provisions of the senior indenture to allow the issuance of senior debt securities in other forms;

•	to add to, change or eliminate any of the provisions of the senior indenture respecting one or more series of senior debt securities under conditions the senior indenture specifies;

•	to secure the senior debt securities under the requirements of the senior indenture or otherwise;

•	to establish the form or terms of senior debt securities of any series as permitted by the senior indenture;

•	to evidence the appointment of a successor trustee; or

•

to cure any ambiguity or to correct or supplement any provision of the senior indenture that may be defective or inconsistent with any other provision in the senior indenture, or to make any other provisions with respect to matters or questions arising under the senior indenture as shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

We and the trustee may otherwise modify the senior indenture or any supplemental senior indenture with the consent of the holders of not less than a majority in aggregate principal amount of each series of senior debt securities affected. However, without the consent of the holder of each outstanding senior debt security affected, no modification may:

•

change the fixed maturity or reduce the principal amount, reduce the rate or extend the time of payment of any premium or interest thereon, or change the currency in which the senior debt securities are payable, or adversely affect any right of the holder of any senior debt security to require us to repurchase that senior debt security; or

•	reduce the percentage of senior debt securities required for consent to any such modification or supplemental indenture.

Satisfaction and Discharge; Defeasance Under the Senior Indenture

The senior indenture will be satisfied and discharged if:

•	we deliver to the trustee all senior debt securities then outstanding for cancellation; or

•

all senior debt securities have become due and payable or are to become due and payable within one year or are to be called for redemption within one year and we deposit an amount of cash sufficient to pay the principal of and premium, if any, and interest on those senior debt securities to the date of maturity or redemption.

In addition to the right of discharge described above, we may deposit with the trustee funds or government securities sufficient to make payments on the senior debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the senior debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the senior indenture, and the related events of default will no longer apply to us, but some of our other obligations under the senior indenture and the senior debt securities of that series, including our obligation to make payments on those senior debt securities, will survive (“covenant defeasance”).

If we defease a series of senior debt securities, the holders of the senior debt securities of the series affected will not be entitled to the benefits of the senior indenture, except for our obligations to:

•	register the transfer or exchange of senior debt securities;

•	replace mutilated, destroyed, lost or stolen senior debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

As a condition to either legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel that the holders of the senior debt securities will not recognize gain or loss for federal income tax purposes as a result of the action.

Subordinated Debt Securities

Although the senior indenture and the subordinated indenture are generally similar and many of the provisions discussed above pertain to both senior and subordinated debt securities, there are many substantive differences between the two indentures. This section discusses some of those differences.

Subordination

Subordinated debt securities will be subordinate, in right of payment, to all “senior debt,” which the subordinated indenture defines to mean, with respect to Marathon Oil, the principal of and premium, if any, and interest on:

•

all indebtedness of Marathon Oil, whether outstanding on the date of the subordinated indenture or subsequently created, incurred or assumed, which is for money borrowed, or evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

•

any indebtedness of others of the kinds described in the preceding clause for the payment of which Marathon Oil is responsible or liable (directly or indirectly, contingently or otherwise) as guarantor or otherwise; and

•

amendments, renewals, extensions and refundings of any indebtedness described in the two preceding clauses, unless in any instrument or instruments evidencing or securing that indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to the subordinated debt securities of any series.

Terms of Subordinated Debt Securities May Contain Conversion or Exchange Provisions

The prospectus supplement for a particular series of subordinated debt securities will include some or all of the specific terms discussed above under “—General” and “—Terms.” Additionally, the prospectus supplement may contain subordination provisions (to the extent that those provisions might differ from those provided in the subordinated indenture) and, if applicable, conversion or exchange provisions.

Modification of the Subordinated Indenture

The subordinated indenture may be modified by us and the trustee without the consent of the holders of the subordinated debt securities for one or more of the purposes we discuss above under “—Modification of the Senior Indenture.” Additionally, we and the trustee may modify the subordinated indenture to make provision with respect to any conversion or exchange rights as contemplated in that indenture.

Defeasance of Subordinated Debt Securities

The subordination of the subordinated debt securities is expressly made subject to the provisions for legal defeasance and covenant defeasance (for similar provisions, see “—Satisfaction and Discharge; Defeasance Under the Senior Indenture”). On the effectiveness of any legal defeasance or covenant defeasance with respect to outstanding subordinated debt securities, those debt securities will cease to be subordinated.

Governing Law

New York law will govern the indentures and the debt securities.

The Trustee

The Bank of New York Mellon Trust Company, N.A. (as successor to JPMorgan Chase Bank) is the trustee under each of the indentures. The Bank of New York Mellon Trust Company, N.A. also serves as trustee relating to a number of series of debt and other long-term repayment obligations of us and our subsidiaries as of December 31, 2022. Certain affiliates of The Bank of New York Mellon Trust Company, N.A. perform various commercial banking services for us, for which they receive customary fees, and are lenders under our principal revolving credit facility.

If an event of default occurs and is continuing, the trustee must use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

Each indenture limits the right of the trustee, if it is one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Exchange, Registration and Transfer

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present registered debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue in registered form under that indenture. If the prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. No service charge will be made for any registration of transfer or exchange of those securities. We or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us on our written request any funds they hold for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Description of Capital Stock

Our authorized capital stock consists of:

•	1,925,000,000 shares of common stock; and

•	26,000,000 shares of preferred stock, issuable in series.

Each authorized share of common stock has a par value of $1.00. The authorized shares of preferred stock have no par value. As of December 31, 2022, 633,150,439 shares of common stock were outstanding, and 303,737,646 shares of common stock were held as treasury shares. As of December 31, 2022, no shares of our preferred stock were issued and outstanding.

In the discussion that follows, we have summarized the material provisions of our restated certificate of incorporation and by-laws relating to our capital stock. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our restated certificate of incorporation and by-laws. You should read the provisions of the restated certificate of incorporation and by-laws as currently in effect for more details regarding the provisions described below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement. See “Where You Can Find More Information.”

Common Stock

Each share of common stock has one vote in the election of each director and on all other matters voted on generally by the stockholders. No share of common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Our board of directors may grant holders of preferred stock, in the resolutions creating the series of preferred stock, the right to vote on the election of directors or any questions affecting us.

Holders of common stock will be entitled to dividends in such amounts and at such times as our board of directors in its discretion may declare out of funds legally available for the payment of dividends. Dividends on the common stock will be paid at the discretion of our board of directors after taking into account various factors, including:

•	our financial condition and performance;

•	our cash needs and capital investment plans;

•	our obligations to holders of any preferred stock we may issue;

•	income tax consequences; and

•	the restrictions Delaware and other applicable laws then impose.

In addition, the terms of the loan agreements, indentures and other agreements we enter into from time to time may restrict the payment of cash dividends.

If we liquidate or dissolve our business, the holders of common stock will share ratably in all assets available for distribution to stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

The common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund. All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we may offer and sell under this prospectus will also be fully paid and nonassessable.

Our outstanding shares of the common stock are listed on the New York Stock Exchange and trade under the symbol “MRO.” Any additional shares of common stock we may offer and sell under this prospectus will also be listed on the New York Stock Exchange.

The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

Preferred Stock

At the direction of our board of directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our board of directors can determine the number of shares of each series of preferred stock and the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

The prospectus supplement relating to any series of preferred stock we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the series designation of the preferred stock;

•	the maximum number of shares of the series;

•	the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

•	any liquidation preference;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or repurchase the preferred stock;

•	any terms for the conversion or exchange of the preferred stock for any other securities;

•	any voting rights; and

•	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any preferred stock we offer and sell under this prospectus will be fully paid and nonassessable.

The registration statement will include the certificate of designation as an exhibit or will incorporate the certificate of designation by reference. You should read that document for provisions that may be important to you.

The existence of undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of common stock. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock may discourage bids for common stock or may otherwise adversely affect the market price of the common stock or any existing preferred stock.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our restated certificate of incorporation limits the liability of the members of our board of directors by providing that no director will be personally liable to us or our stockholders for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our by-laws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities.

Statutory Business Combination Provision

As a Delaware corporation, we are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a Delaware corporation’s outstanding voting stock or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years following the date that person became an interested stockholder unless:

•

before that person became an interested stockholder, the board of directors of the corporation approved the transaction in which that person became an interested stockholder or approved the business combination;

•

on completion of the transaction that resulted in that person’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than stock held by (1) directors who are also officers of the corporation or (2) any employee stock plan that does not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

following the transaction in which that person became an interested stockholder, both the board of directors of the corporation and the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by that person approve the business combination.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if a majority of the directors who were directors prior to any person’s becoming an interested stockholder during the previous three years, or were recommended for election or elected to succeed those directors by a majority of those directors, approve or do not oppose that extraordinary transaction.

Other Matters

Some of the provisions of our restated certificate of incorporation and by-laws discussed below may have the effect, either alone or in combination with the provisions of our restated certificate of incorporation discussed above and Section 203 of the Delaware General Corporation Law, of making more difficult or discouraging a tender offer, proxy contest, merger or other takeover attempt that our board of directors opposes but that a stockholder might consider to be in its best interest.

Our restated certificate of incorporation provides that our stockholders may act only at an annual or special meeting of stockholders and may not act by written consent. Our by-laws provide that special meetings may be called by our board of directors or upon the written request of stockholders who individually, or collectively, have continuously held 20% or more of the outstanding shares of our common stock for at least one year prior to the date we receive such request.

Our restated certificate of incorporation provides that the number of directors will be fixed from time to time by, or in the manner provided in, our by-laws, but will not be less than three.

Our by-laws contain advance-notice and other procedural requirements that apply to stockholder nominations of persons for election to our board of directors at any annual meeting of stockholders and to stockholder proposals that stockholders take any other action at any annual meeting. A stockholder proposing to nominate a person for election to the board of directors or proposing that any other action be taken at an annual meeting of stockholders must give our corporate secretary written notice of the proposal not less than 90 days and not more than 120 days before the first anniversary of the date on which we first mailed our proxy materials for the immediately preceding year’s annual meeting of stockholders. These stockholder proposal deadlines are subject to exceptions if the pending annual meeting date is more than 30 days prior to or more than 30 days after the first anniversary of the immediately preceding year’s annual meeting. Our by-laws prescribe specific information that any such stockholder notice must contain. These advance-notice provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of those nominees or proposals might be harmful or beneficial to us and our stockholders.

In addition to the director nomination provisions described above, our by-laws contain a “proxy access” provision that provides that any stockholder or group of twenty or fewer stockholders (collectively, an “eligible stockholder”) who have owned 3% or more of our outstanding common stock continuously for at least three years, meeting specified eligibility requirements, may include up to a specified number of director nominees in our proxy materials for an annual meeting. An eligible stockholder proposing to nominate a person for election to the board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mail our proxy materials for the preceding year’s annual meeting of stockholders. The maximum number of stockholder nominees that may be included in the proxy statement pursuant to these provisions may not exceed 25% of the number of directors in office as of the last day on which notice requesting proxy access may be delivered by an eligible stockholder. In addition an eligible stockholder may include a written statement of not more than 500 words supporting the candidacy of such stockholder nominee. The complete proxy access provision for director nominations are set forth in our by-laws.

Our restated certificate of incorporation provides that our stockholders may adopt, amend and repeal our by-laws at any regular or special meeting of stockholders by an affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on that action, provided the notice of intention to adopt, amend or repeal the by-laws has been included in the notice of that meeting.

Description of Warrants

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants issued with other securities may be attached to or separate from those other securities. If we issue warrants, we will do so under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

If we offer any warrants, we will file the forms of warrant certificate and warrant agreement with the SEC, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any warrants being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•

the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable on exercise of the warrants, and procedures that may result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations at the office indicated in the prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend various other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

•	shorten the period of time during which the warrants may be exercised; or

•	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent and will not assume any agency or trust obligation or relationship for or with any holder or beneficial owner of warrants. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

Description of Stock Purchase Contracts

and Stock Purchase Units

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock at a future date or dates. We may fix the price per share of common stock and the number of shares of common stock at the time the stock purchase contracts are issued or by reference to a specific formula set forth in the stock purchase contracts. We may issue the stock purchase contracts separately or as part of units, which we refer to as “stock purchase units,” consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units. The applicable prospectus supplement will also describe material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from various types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions the prospectus supplement describes. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal Matters

Kirkland & Ellis LLP, Houston, Texas, our outside counsel, will issue an opinion about the legality of any securities we offer through this prospectus. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain information regarding estimates of quantities of oil and natural gas reserves of Marathon Oil included in the Annual Report on Form 10-K of Marathon Oil Corporation for the year ended December 31, 2021, was audited in part by Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., each of which are independent petroleum consultants. We have incorporated such information in this prospectus by reference to such Annual Report on Form 10-K in reliance on the authority of each such firm as experts in such matters.

$1,200,000,000

$600,000,000 5.300% Senior Notes due 2029

$600,000,000 5.700% Senior Notes due 2034

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan			Morgan Stanley
Mizuho	MUFG		SMBC Nikko
Goldman Sachs & Co. LLC	RBC Capital Markets	Scotiabank	TD Securities

Co-Managers

CIBC Capital Markets	Citigroup	PNC Capital Markets LLC

Truist Securities	US Bancorp	Wells Fargo Securities

Barclays	Fifth Third Securities	Standard Chartered Bank	BNY Mellon Capital Markets, LLC

March 26, 2024